Exhibit 99.1

                          ANNUAL SERVICER'S CERTIFICATE


                  CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION

                    ASSOCIATES CREDIT CARD MASTER NOTE TRUST


The undersigned, a duly authorized representative of Citibank (South Dakota), National Association, as Servicer ("CBSD"), pursuant to the Transfer and Servicing Agreement dated as of April 1, 2000 (as amended and supplemented, the "Agreement"), between CBSD and Associates Credit Card Master Note Trust, does hereby certify that:

   1. CBSD is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

   2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

   3. A review of the activities of the Servicer during the year ended December 31, 2001, and of its performance under the Agreement was conducted under my supervision.

   4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

   5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2001 which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and
       (iii) the current status of each such default: none.





        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 11th day of March, 2002.


                        CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
                            Servicer,




                                        By /s/ Andrew Lubliner
                                           ---------------------
                                        Name:  Andrew Lubliner
                                        Title: Servicing Officer